QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        Plains All American Pipeline, L.P. is a Delaware limited partnership formed in September of 1998 to acquire and operate the midstream crude oil business and assets of Plains Resources Inc. and its wholly owned subsidiaries. The following unaudited pro forma combined financial statements are presented to give effect to the transaction described below:

          The acquisition of Shell Pipeline Company LP's ("SPLC") interest in certain entities. The principal assets of the entities include interests in the Capline Pipeline System, the Capwood Pipeline System and the Patoka Pipeline System (referred to in this report as "the SPLC acquisition"). The purchase price, including transaction and closing costs, was approximately $158.4 million. The acquisition closed and was effective on March 1, 2004. The acquisition is accounted for using the purchase method of accounting.

        The unaudited pro forma combined balance sheet as of December 31, 2003 and the unaudited pro forma combined statement of operations for the year ended December 31, 2003 are based upon the following, respectively:

  (1)
  The historical consolidated balance sheet of Plains All American Pipeline, L.P. at December 31, 2003.

  (2)
  The historical consolidated statement of operations of Plains All American Pipeline, L.P. for the year ended December 31, 2003 and the historical combined statement of operations for the businesses acquired in the SPLC acquisition for the same period.

        The unaudited pro forma combined financial statements are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the SPLC acquisition occurred at the dates assumed (as noted below). The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and the historical audited consolidated financial statements of Plains All American Pipeline, L.P. for the year ended December 31, 2003 as well as those for the businesses acquired in the SPLC acquisition for the same period.

        The following unaudited pro forma combined statement of operations for the year ended December 31, 2003 has been prepared as if the SPLC acquisition described above had taken place on January 1, 2003. The unaudited pro forma combined balance sheet at December 31, 2003 assumes the SPLC acquisition was consummated on that date.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2003
(in thousands)

	Plains All American Historical	Pro Forma SPLC Acquisition Adjustments		Plains All American Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$4,137	$158,000 (158,200	(a) )(b)	$3,937
Accounts receivable, net	590,645	—		590,645
Inventory	105,967	—		105,967
Other current assets	32,225	—		32,225

Total current assets	732,974	(200)		732,774
PROPERTY AND EQUIPMENT	1,272,634	158,400	(b)	1,431,034
Accumulated depreciation	(121,595)	—		(121,595)

	1,151,039	158,400		1,309,439

OTHER ASSETS
Pipeline linefill	122,653	—		122,653
Other, net	88,965	—		88,965

Total assets	$2,095,631	$158,200		$2,253,831

CURRENT LIABILITIES
Accounts payable	$603,460	$—		$603,460
Due to related parties	26,981	—		26,981
Short-term debt	127,259	—		127,259
Other current liabilities	44,219	200	(b)	44,419

Total current liabilities	801,919	200		802,119
LONG-TERM LIABILITIES
Long-term debt under credit facilities	70,000	158,000	(a)	228,000
Senior notes, net of unamortized discount of $1,009	448,991	—		448,991
Other long-term liabilities and deferred credits	27,994	—		27,994

Total liabilities	1,348,904	158,200		1,507,104

COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL
Common unitholders (49,502,556 units outstanding)	744,073	—		744,073
Class B common unitholder (1,307,109 units outstanding)	18,046	—		18,046
Subordinated unitholders (7,522,214 units outstanding)	(39,913)	—		(39,913)
General partner	24,521	—		24,521

Total partners' capital	746,727	—		746,727

	$2,095,631	$158,200		$2,253,831

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 2003
(in thousands, except per unit data)

	Plains All American Historical	SPLC Acquisition Historical	Pro Forma SPLC Acquisition Adjustments		Plains All American Pro Forma
REVENUES
Crude oil and LPG sales	$11,952,623	$—	$—		$11,952,623
Pipeline margin activities	505,287	—	—		505,287
Pipeline tariffs and fees	99,887	35,855	—		135,742
Other	32,052	—	—		32,052

Total revenues	12,589,849	35,855	—		12,625,704
COSTS AND EXPENSES
Crude oil and LPG purchases and related costs	11,727,355	—	—		11,727,355
Pipeline margin activities purchases	486,154	—	—		486,154
Other purchases	19,027	—	—		19,027
Operating expenses (excluding LTIP charge)	134,177	10,574	—		144,751
LTIP charge—operations	5,727	—	—		5,727
General and administrative (excluding LTIP charge)	49,969	1,275	—		51,244
LTIP charge—general and administrative	23,063	—	—		23,063
Depreciation and amortization	46,821	5,264	(5,264 3,976	)(c) (d)	50,797

Total costs and expenses	12,492,293	17,113	(1,288)		12,508,118

Gains on sales of assets	648	—	—		648

OPERATING INCOME	98,204	18,742	1,288		118,234
OTHER INCOME/(EXPENSE)
Interest expense (net of capitalized interest of $524)	(35,226)	—	(4,898	)(e)	(40,124)
Interest income and other, net	(3,530)	—	—		(3,530)

NET INCOME	$59,448	$18,742	$(3,610)		$74,580

NET INCOME—LIMITED PARTNERS	$53,473				$68,302

NET INCOME—GENERAL PARTNER	$5,975				$6,278

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.01				$1.30

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.00				$1.28

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	52,743				52,743

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	53,400				53,400

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Adjustments

        The pro forma adjustments are as follows:

  a.
  Reflects the net proceeds of borrowings under the bank credit facility to fund the SPLC acquisition.

  b.
  Records the assets purchased in the SPLC acquisition, including the accrual of estimated transaction costs, based on the purchase method of accounting. The purchase price consists of approximately $158.4 million including transaction and closing costs (See Note 2).

  c.
  To reverse historical depreciation as recorded by SPLC.

  d.
  Reflects depreciation on the acquired assets based on the straight-line method of depreciation over an average useful life of 40 years.

  e.
  Reflects the adjustment to interest expense for the increase in long term debt of $158.0 million from a draw down on the credit facility using an average interest rate of 3.1% for the period ended December 31, 2003. The impact to interest expense of a 1/8% change in interest rates would be approximately $0.2 million per year.

Note 2—Purchase Price Allocation

        The SPLC acquisition presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price has been allocated in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations". The purchase consists of the acquisition of Shell Pipeline Company LP's ("SPLC") interest in two entities. The principal assets of the entities include interests in certain businesses from Shell Pipeline Company, including its interests in the Capline Pipe Line System, the Capwood Pipe Line System and the Patoka Pipe Line System. No working capital was included in the acquisition. The purchase price of approximately $158.4 million includes transaction and closing costs. The acquisition closed and was effective on March 1, 2004. The total purchase price is preliminary as the ultimate amount of transaction costs are based on estimates at this time. We do not expect the final allocation to differ materially from the allocation presented below. The purchase price allocation is as follows (in thousands):

Crude oil pipeline assets	$152,146
Crude oil storage facilities	5,145
Land	411
Other property and equipment	698

Total	$158,400

QuickLinks

  Exhibit 99.2
PLAINS ALL AMERICAN PIPELINE, L.P. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS